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                                                                     EXHIBIT 3.1

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                                  CERTIFICATE
                                      OF
                     DESIGNATIONS, PREFERENCES AND RIGHTS
                                      OF
                     SERIES A CONVERTIBLE PREFERRED STOCK
                                      OF
                                 VOXWARE, INC.


                          I.  DESIGNATIONS AND AMOUNT

     The Designations (this "Certificate of Designations") of this series, which
                             ---------------------------
consists of Four Thousand (4,000) shares of Preferred Stock, par value $0.001 per share, of Voxware, Inc., a Delaware corporation (the "Company"), is the
                                                          -------
Series A Convertible Preferred Stock (the "Series A Preferred Stock") and the
                                           ------------------------
stated value shall be One Thousand Dollars ($1,000.00) per share (the "Stated
                                                                       ------
Value").
-----

                           II.  CERTAIN DEFINITIONS

     For purposes of this Certificate of Designations, the following terms shall have the following meanings:

          "Adjusted Conversion Price" means, the lesser of (i) one hundred
           -------------------------
percent (100%) of the average of the Closing Bid Prices for the shares of Common Stock on any five (5) Business Days which constitute the lowest five (5) Business Day average Closing Bid Price of the Company's Common Stock for any ten
(10) consecutive Business Days during the Adjustment Period or (ii) the Fixed Conversion Price; provided, however, that for any Conversion Date that occurs on
                  --------- --------
or after the first day of the Adjustment Period but before ten (10) Business Days have elapsed during such period, the Adjusted Conversion Price shall mean the lesser of (a) one hundred percent (100%) of the average of the Closing Bid Prices for the shares of Common Stock on any five (5) Business Days which constitute the lowest of the five (5) Business Day average Closing Bid Price of the Company's Common Stock for the ten (10) consecutive Business Days immediately prior to such Conversion Date or (b) the Fixed Conversion Price.

          "Adjustment Period" means the forty-five (45) Business Day period
           -----------------
commencing on the first Business Day after the later to occur of (i) the date which is two hundred seventy-one (271) days after the Effective Date of the Registration Statement referred to in Section 2.1 of the Registration Rights Agreement or (ii) the first anniversary of the Closing Date; provided however, that in the event subclause (i) would apply, the Holder may elect to have the Adjustment Period commence on the date described in subclause (ii) by notifying the Company in writing of such election at least five (5) Business Days prior to the first anniversary of the Closing Date. Any Business
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Days beginning on an Announcement Date and ending on an Abandonment Date shall be excluded from such forty-five (45) Business Day period and additional Business Days after the Abandonment Date shall be included in the Adjustment Period in order for the Adjustment Period to consist of forty-five (45) Business Days. For this purpose, "Announcement Date" means the date that (1) the Company
                         -----------------
makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged and there is no distribution thereof) or to sell or transfer all or substantially all of the assets of the Company, or (2) any person, group or entity (including the Company) publicly announces a tender offer in connection with which such person, group or entity seeks to purchase 20% or more of the Common Stock. For this purpose, "Abandonment Date" means with respect to any proposed transaction or
          ----------------
tender offer for which a public announcement as contemplated by the preceding sentence has been made, the date which is seven (7) Business Days after the date upon which the Company (in the case of clause (1) of the preceding sentence) or the person, group or entity (in the case of clause (2) of the preceding sentence) publicly announces the termination or abandonment of the proposed transaction or tender offer which causes the preceding two sentences to become operative.

          "Average Market Price" means as of any date, one hundred (100%) of the
           --------------------
average of the Closing Bid Prices per share of Common Stock on the five (5) Business Days immediately preceding, but not including such date.

          "Bankruptcy Event" shall mean any one or more of the following: (i)
           ----------------
the commencement of any voluntary proceeding by the Company seeking entry of an order for relief under Title 11 of the United States Code or seeking any similar or equivalent relief under any other applicable federal or state law concerning bankruptcy, insolvency, creditors' rights or any similar law that is not dismissed within 90 days of commencement; (ii) the making by the Company of a general assignment for the benefit of its creditors or any portion of them;
(iii) the commencement of any involuntary proceeding respecting the Company seeking entry of an order for relief against the Company in a case under Title 11 of the United States Code or seeking any similar or equivalent relief under any other applicable federal or state law concerning bankruptcy, insolvency, creditors' rights or any similar law; (iv) entry of a decree or order respecting the Company by a court having competent jurisdiction, which decree or order (a) results in the appointment of a receiver, liquidator, assignee, examiner, custodian, trustee, sequestration (or other similar official) for the Company or for any substantial part of its property or (b) orders the winding up, liquidation, dissolution, reorganization, arrangement, adjustment, or composition of the Company or any of its debts; (v) the appointment, whether or not voluntarily by the Company, of a receiver, liquidator, assignee, examiner, custodian, trustee, sequestration (or other similar official) for the Company or for any substantial part of its property; (vi) the failure by the Company to pay, or its admission in writing of its inability to pay, its debts generally as they become due; (vii) the exercise by any creditor of any right in connection with an interest of such creditor in any substantial part of the Company's property, including, without limitation, foreclosure upon all or any such part of the Company's property, repletion, or the

                                       2
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exercise of any rights or remedies provided under the Uniform Commercial Code with regard thereto; (viii) the making of, or the sending of a notice of, a bulk transfer by the Company; (ix) the calling by the Company of a general meeting of its creditors; (x) the failure by the Company to file an answer or other pleading denying the material allegations of any proceeding described herein that is filed against it; and (xi) the consent by the Company to any of the actions, appointments, or proceedings described herein or the failure of the Company to contest in good faith any such actions, appointments, or proceedings. For purposes of this paragraph, the "Company" shall also refer to any material
                                     -------
subsidiary thereof.

          "Business Day" means any day on which the Principal Market is open.
           ------------

          "Closing" or "Closing Date" shall have the meanings set forth in the
           -------      ------------
Securities Purchase Agreement.

          "Closing Bid Price" means, for any security as of any date, the
           -----------------
closing bid price of such security on the Principal Market as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by Holders of a Supermajority of Series A Preferred Stock and reasonably acceptable to the Company if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"),
                                                                   ---------
or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc.

          "Common Stock" means the Company's Common Stock, per value $0.001 per
           ------------
share.

          "Common Stock Warrant" means the Common Stock Warrant referred to in
           --------------------
the Securities Purchase Agreement.

          "Conversion Date" means, (i) for any Optional Conversion, the date
           ---------------
specified in the notice of conversion attached hereto as Exhibit A (the "Notice
                                                         ---------       ------
of Conversion"), or if no date is specified therein, the date the Notice of
-------------
Conversion is delivered (by fax or otherwise) to the Company; provided, however,
                                                              --------  -------
that the Conversion Date shall not be prior to the date of delivery of the Notice of Conversion and any Notice of Conversion delivered to the Company on a day which is not a Business Day shall be deemed delivered as of the next following Business Day; or (ii) for a Mandatory Conversion, the Effective Time of the Mandatory Conversion.

          "Conversion Price" means, (i) on and after the Closing Date and until
           ----------------
the first day of the Adjustment Period, the Fixed Conversion Price and, (ii) on or after the first day of the Adjustment Period, the Adjusted Conversion Price, in each case of clauses (i) and (ii) as in effect as of the Conversion Date. The Conversion Price is subject to adjustment as provided herein.

          "Exchange Cap" means 2,850,412 shares of Common Stock.
           ------------

          "Fixed Conversion Price" means, with respect to any applicable
           ----------------------
Conversion Date, $3.23125 which is the lesser of (i) one hundred and ten percent (110%) of the Market Price per share of Common Stock as of the Closing Date, or
(ii) $5.00.

          "Holder" means a holder of Series A Preferred Stock.
           ------

          "Holders of a Supermajority of Series A Preferred Stock" means, as of
           ------------------------------------------------------
any date, the Holders of 66% of the aggregate Stated Value represented by the then outstanding shares of Series A Preferred Stock.

          "Investment Agreements" means the Investment Agreements as defined in
           ---------------------
the Securities Purchase Agreement.

          "Market Price" as of any date, means the lesser of (i) one hundred
           ------------
percent (100%) of the average of the Closing Bid Prices per share of Common Stock on any five (5) Business Days which constitute the lowest five (5) Business Day average Closing Bid Price per share of Common Stock for the ten
(10) Business Days immediately preceding, but not including, such date; or (ii) the Closing Bid Price per share of Common Stock on the Business Day immediately prior to the date of determination.

          "Material Adverse Change" means any material adverse effect on (a) the
           -----------------------
business, operations, properties, financial condition, or operating results of the Company and its subsidiaries, taken as a whole on a consolidated basis, or
(b) the ability of the Company to perform its obligations under this Certificate of Designations and the other Investment Agreements (as such term is defined in the Securities Purchase Agreement).

          "Principal Market" means the Nasdaq National Market, or if the
           ----------------
applicable security, including the Common Stock is not traded on the Nasdaq National Market at the relevant time, then the securities exchange which is the principal trading market for such security at the relevant time.

          "Purchaser" and "Purchasers" shall have the meanings set forth in the
           ---------       ----------
Securities Purchase Agreement.

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
Agreement as defined in the Securities Purchase Agreement.

          "Securities Purchase Agreement" means the Securities Purchase
           -----------------------------
Agreement dated as of August 10, 2000 between the Company and Castle Creek Technology Partners, LLC.

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                                III.  DIVIDENDS

     A.   Seven (7%) Percent Rate.
          -----------------------

          1. Each Holder of shares of Series A Preferred Stock shall be entitled to receive cumulative, non-compounded dividends on the shares of Series A Preferred Stock so held at the annual rate per share of seven percent (7%) of the Stated Value of such shares, computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be paid upon the sooner to occur of the conversion or redemption of the shares of Series A Preferred Stock or the liquidation of the Company. At the election of the Holder, dividends shall be paid in shares of Common Stock (in accordance with Section IV.A) or in cash. Payment of dividends (whether in cash or Common Stock) shall be made on or prior to the expiration of the Delivery Period (as defined in Section IV.C), with respect to shares of Series A Preferred Stock which are the subject of a Notice of Conversion or on or prior to the Effective Time of Mandatory Conversion (as defined in Section IV.H) with respect to shares of Series A Preferred which are the subject of a Mandatory Conversion Notice (as defined in Section IV.H). A Holder shall make the election to receive payment of dividends in cash or Common Stock in the Notice of Conversion with respect to the shares of Series A Preferred Stock which are the subject of such Notice of Conversion or by delivery of a written notice to the Company (the "Dividend Election Notice")
                                                  ------------------------
within five (5) Business Days of the Holder's receipt of a Mandatory Conversion Notice, provided, that if the Company has not received a Dividend Election
        ---------
Notice on or before the fifth (5th) Business Day after the date of the Mandatory Conversion Notice, dividends shall be paid in shares of Common Stock with respect to the shares of Series A Preferred Stock which are the subject of such Mandatory Conversion Notice. Upon the liquidation of the Corporation or upon the redemption of the shares of Series A Preferred Stock, any accrued but undeclared dividends shall be paid to the Holders of record of outstanding shares of Series A Preferred Stock in cash.

          2. Dividends paid in shares of Common Stock shall be paid in full shares only, as provided in Section IV.E. Each dividend paid in cash shall be mailed to the Holders of record of the Series A Preferred Stock as their names and addresses appear on the share register of the Company or at the office of the transfer agent on the corresponding dividend payment date. Holders of Series A Preferred Stock will receive written notification from the Company or the transfer agent if a dividend is paid in Common Stock, which notification will specify the number of shares of Common Stock paid as a dividend and the recipient's aggregate holdings of Common Stock as of that dividend payment date and after giving effect to the dividend.

     B.   Preference and Accrual.  Subject to Section VI hereof, Holders shall
          ----------------------
be entitled to payment of any accrued and unpaid dividends prior to any payment of any dividends on any Junior Stock (as defined in Section VI). Dividends on the Series A Preferred Stock shall accrue with respect to each share of the Series A Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Series A Preferred Stock shall not have been paid, or declared and set apart for payment, subject to Section VI hereof, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Securities and before any purchase, redemption or acquisition of any Junior Securities is made by the Company. At the earlier of: (1) the redemption or conversion of the Series A Preferred Stock or (2) the liquidation of the Company, any accrued but undeclared dividends shall be paid to the Holders of record of outstanding shares of the Series A Preferred Stock in accordance with the provisions of this Certificate of Designations.

     C.   Participation.  Subject to the rights of the holders, if any, of any
          -------------
Pari Passu Securities (as defined in Section VI), in addition to any dividends
----------
to which they are entitled under Section III.A, Holders shall, as Holders, be entitled to such dividends paid and distributions made to holders of Common Stock to the same extent as if such Holders had converted their Series A Preferred Stock into Common Stock (without regard to any limitations or conversion herein or elsewhere) and held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.


                                IV.  CONVERSION

     A.   Conversion at the Option of the Holder.  Subject to the limitations on
          --------------------------------------
conversions contained in Section IV.G, each Holder may, at any time immediately following the Closing and from time to time thereafter convert (an "Optional
                                                                    --------
Conversion") any or all of its shares of Series A Preferred Stock into a number
----------
of fully paid and non-assessable shares of Common Stock determined, for each share of Series A Preferred Stock so to be converted, in accordance with the following formula:

                   $1000 + accrued but unpaid dividends /1/
                   ----------------------------------------
                               Conversion Price

     B.   Mechanics of Conversion.  In order to effect an Optional Conversion, a
          -----------------------
Holder (a "Converting Holder") shall deliver (by fax or otherwise) a copy of the
           -----------------
fully executed Notice of Conversion to the Company which notice shall state whether the Holder elects to have accrued but unpaid dividends paid in cash or in shares of Common Stock. Upon receipt (by fax or otherwise) by the Company of a Notice of Conversion from a Converting Holder, the Company shall immediately send, via facsimile, a confirmation to the Converting Holder stating that the Notice of Conversion has been received, the date upon which the Company expects to deliver the Common Stock upon conversion and the name and telephone number of a contact person at the Company regarding the conversion. Promptly following the faxing (or other delivery) of the Notice of Conversion, the Holder shall surrender or cause to be surrendered to the Company the
_________________
/1/     If elected by the Holder as provided in Section III.A.

certificates representing the Series A Preferred Stock being converted (the "Series A Preferred Stock Certificates") and a copy of the Notice of Conversion
 -------------------------------------
(or, in lieu thereof, materials contemplated by Section XI.B, if applicable).

     C.   Delivery of Common Stock Upon Conversion.  Subject to Section IV.F
          ----------------------------------------
hereof, upon the delivery of a Notice of Conversion, the Company shall as soon as practicable, but in any event no later than the later of (1) the day that is three Business Days following the Conversion Date and (2) the day that is the first Business Day following the date of surrender of the Series A Preferred Stock Certificates (or satisfaction of the provisions of Section XI.B, if applicable) (the "Delivery Period"), issue and deliver to the Converting Holder
                  ---------------
(or otherwise, at its direction) (a) that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (b) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any. Delivery under this Section IV.C may be made personally or by reputable overnight courier or by electronic transmission if the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program (the "Fast
                ---                                                    ----
Program").  The person or persons entitled to receive shares of Common Stock
-------
issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date and such shares shall be issued and outstanding as of such date.

     D.   Taxes.  The Company shall pay any and all taxes (other than transfer
          -----
or income taxes) which may be imposed with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock, except for taxes payable as the result of transfers of shares.

     E.   No Fractional Shares.  No fractional shares of Common Stock are to be
          --------------------
issued upon the conversion of Series A Preferred Stock, but the Company shall instead round up to the next whole number the number of shares of Common Stock to be issued upon such conversion.

     F.   Conversion Disputes.  In the case of any dispute with respect to a
          -------------------
conversion, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Sections IV.A and IV.C hereof.

     G.   Limitations on Conversions.  The conversion of shares of Series A
          --------------------------
Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

          1.   Exchange Cap.   Notwithstanding anything to the contrary
               ------------
contained herein, the Company's obligation to issue Common Stock upon the conversion or otherwise, at a Conversion Price that is less than $3.00 (as adjusted pursuant to Section VIII.A) pursuant to the conversion of Series A Preferred Stock (including without limitation a Mandatory Conversion) shall be limited to the number of shares of Common Stock equal to the difference between the number of shares of Common Stock constituting the Exchange Cap minus the sum of the shares of Common Stock issued upon the exercise of the Common Stock Warrant at an Exercise Price (as defined in the Common Stock Warrant) that is less than $3.00 per share (subject to adjustment as provided in Section 4(c) of the Common Stock Warrant) plus the number of shares of Common Stock previously issued upon the conversion of Series B Preferred Stock at a Conversion Price that is less than $3.00 per share (as adjusted pursuant to Section VIII.A). No Holder shall be issued, upon conversion of such Holder's shares of Series A Preferred Stock at a Conversion Price that is less than $3.00 (as adjusted pursuant to Section VIIII.A) shares of Common Stock in an amount greater than such Holder's pro rata portion of the Exchange Cap.

          2.   No Five Percent Holders.  Notwithstanding anything to the
               -----------------------
contrary contained herein, the Series A Preferred Stock shall not be convertible by a Holder to the extent (but only to the extent) that, if convertible by such Holder, such Holder would be the beneficial owner of more than of 4.99% (9.99% in the case of a mandatory conversion pursuant to Section IV.H. below) (the

"Applicable Percentage") of the shares of Common Stock.  For the purposes of
 ---------------------
this paragraph, beneficial ownership and all determinations and calculations related thereto shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and all applicable rules and regulations. For clarification, it is expressly a term of this security that the limitations contained in this paragraph shall apply to each successor Holder.

     H.   Mandatory Conversion.
          --------------------

          1.   Mandatory Conversion.  Subject to the limitations set forth in
               --------------------
Section IV.G and provided that (a) all of the Common Stock issuable upon conversion of the Series A Preferred Stock was covered by an effective Registration Statement for a period of at least sixty (60) consecutive Business Days immediately prior to the date of delivery of the Mandatory Conversion Notice and a period of sixty (60) consecutive Business Days immediately prior to the Effective Time of the Mandatory Conversion, (b) the Closing Bid Price of Common Stock was greater than Eleven Dollars ($11.00) per share (subject to equitable adjustment for stock splits, stock dividends, reclassifications or similar events) for a period of ten (10) consecutive Business Days immediately prior to the date of delivery of the Mandatory Conversion Notice and for a period of ten (10) consecutive Business Days immediately prior to the Effective Time of the Mandatory Conversion, (c) the Common Stock is listed for trading on the Nasdaq National Market or the New York Stock Exchange, and (d) provided the Company is not as of the date of delivery of the Mandatory Conversion Notice or as of the Effective Time of the Mandatory Conversion (and has not been for the six (6) consecutive months immediately prior to the date of delivery of the Mandatory Conversion Notice or the six (6) consecutive months immediately prior to the Effective Time of the Mandatory Conversion) in violation of any of its material obligations under the Investment Agreements, including this Certificate of Designations, then the Company shall have the right pursuant to this Section IV.H(1) to require the conversion of ("Mandatory Conversion at the Company's
                                       -------------------------------------
Election") of all, but not less than all of the then outstanding shares of
--------
Series A Preferred Stock, which right shall be exercisable by delivery of a Mandatory Conversion Notice (as defined herein) in accordance with the procedures set forth in Section IV.H(2).

          2.   Mechanics of Mandatory Conversion.  The Company shall effect the
               ---------------------------------
Mandatory Conversion at Company's Election under Section IV.H(1) by delivering an irrevocable written notice thereof (the "Mandatory Conversion Notice") on a
                                            ---------------------------
Business Day (the "Mandatory Conversion Notice Date") that is no less than five
                   --------------------------------
(5) Business Days and more than ten (10) Business Days prior to the date on which such mandatory conversion is to become effective (the "Effective Time of
                                                             -----------------
Mandatory Conversion") to each Holder at the facsimile number of each Holder
--------------------
appearing in the Company's register for the Series A Preferred Stock. The Effective Time of Mandatory Conversion shall be specified in the Mandatory Conversion Notice. The Mandatory Conversion Notice shall be deemed to have been delivered to a Holder: (a) if such fax is received by such Holder on or prior to 3:00 p.m. New York City time, on the date of transmission of the Company's fax; and (b) if such fax is received by Holder after 3:00 p.m. New York City time, on the next Business Day following the date of transmission provided that, for any notice required under this subsection to be valid, a copy of such notice must be sent to the Holders on the same day by overnight courier.

     I.   Electronic Transmission.  In lieu of delivering physical certificates
          -----------------------
representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the DTC FAST Program, upon request of a Holder, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system.


                   V.   CONVERSION DEFAULTS; ADJUSTMENTS TO
                 CONVERSION PRICE UNDER CERTAIN CIRCUMSTANCES

     A.   Conversion Default Payments.  If, at any time, (1) a Holder submits a
          ---------------------------
Notice of Conversion (or is deemed to submit such notice pursuant to Section IV.H) and the Company fails for any reason to deliver, on or prior to the expiration of the Delivery Period for such conversion, such number of shares of Common Stock to which such Holder is entitled upon such conversion, or (2) the Company provides notice to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by (including by way of public announcement) to such Holder in accordance with the terms of the Series A Preferred Stock or (3) the Company fails to deliver certificates representing Common Stock to the Holder free from any restrictive legend as required under the Securities Purchase Agreement (each of (1), (2) and (3) being a "Conversion
                                                                     ----------
Default"), then the Company shall pay to such Holder damages in an amount equal
-------
to the product of (x) the Damages Amount times (y) Conversion Default Days times
                                         -----                             -----
(2) 0.01, where:

          "Conversion Default Days" means the number of days beginning and
           -----------------------
including the date of the Conversion Default through and including the Cure Date with respect to such Conversion Default;

          "Damages Amount" means the Stated Value of the Series A Preferred
           --------------
Stock with respect to which such Conversion Default occurred plus (accrued and unpaid and unpaid dividends) thereon as of the first day of the Conversion Default.

          "Cure Date" means (i) with respect to a Conversion Default described
           ---------
in subclause (1) or (2) of the definition Conversion Default above the date the Company effects the conversion of the shares of Series A Preferred Stock submitted for conversion (or such earlier date that the Holder voids the conversion as provided herein) and (ii) with respect to a Conversion Default described in subclause (3) of the definition Conversion Default above the date the Company delivers certificates representing the shares of Common Stock as a result of such conversion, free from any restrictive legend pursuant to the terms of the Securities Purchase Agreement.

          The payments to which a Holder shall be entitled pursuant to this
Section VII.A are referred to herein as "Conversion Default Payments." All
                                         ---------------------------
Conversion Default Payments shall be paid in cash within ten (10) Business Days of a Holder's demand therefore (which demand may be made at any time and from time to time). Notwithstanding the foregoing, no Conversion Default Payment shall be required if delivery of the applicable certificates is made within five
(5) Business Days after the end of the applicable Delivery Period. If such delivery is not made by such date, the first Conversion Default Day shall be the Business Day immediately after the end of the Delivery Period.

     B.   Adjustment to Conversion Price.  If a Holder has (1) not received
          ------------------------------
certificates for all shares of Common Stock within ten (10) Business Days following the expiration of the Delivery Period with respect to a conversion of Series A Preferred Stock for any reason, (2) not received certificates of shares of Common Stock free of any restrictive legend if such Holder is then entitled to unlegended shares under applicable law, or not received unlegended shares upon submission for removal of such restrictive legend or (3) received notice from the Company (including by way of public announcement) at any time of the Company's intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of the Series A Preferred Stock (other than because such issuance would exceed such Purchaser's allocated portion of the Exchange Cap), then the Holder, upon written notice to the Company, may void its Notice of Conversion with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such Holder's Notice of Conversion (provided that the voiding of a Holder's Notice of Conversion shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section V.A or otherwise) and the Conversion Price shall, with respect to such conversion and thereafter, be the lesser of (a) the Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (b) the lowest Conversion

Price in effect during the period beginning on, and including, such Conversion Date through and including the earlier of the Cure Date and the date on which the Holder voids the conversion pursuant hereto. The Conversion Price shall thereafter be subject to further adjustment as provided herein (including by virtue of re-application of this Section V.B), but shall not be subject to upward adjustment. In any event the Conversion Price shall be reduced by at least one percent (1%) per day for each day that a Conversion Default exists.

     C.   Registration Failure.  If the Registration Statement required to be
          --------------------
filed pursuant to Section 2.1 of the Registration Rights Agreement has not been declared effective by the United States Securities and Exchange Commission ("SEC") on or before the date which is one hundred eighty (180) days after the Closing Date, then, the Conversion Price shall be reduced to the Market Price of a share of Common Stock on the first Business Day after the 180th day after the Closing and on the last Business Day of each successive thirty (30) day period thereafter (a "Registration Default Repricing Date") (but in each such case, only if the Market Price of a share of Common Stock on the applicable Registration Default Repricing Date is less than the lesser of (i) the Conversion Price in effect without giving effect to this Section V.C, and (ii) the lowest Market Price on any prior Registration Default Repricing Date) until the earlier of the effective date of such Registration Statement or the date on which all Registrable Securities may be sold in accordance with Rule 144(k) promulgated under the Securities Act or any other similar rule or registration of the SEC that may permit holders of Conversion Shares and/or Warrant Shares. Such adjustment(s) shall be cumulative and in addition to any other adjustments pursuant to the terms of the Series A Preferred Stock.


                                   VI.  RANK

          All outstanding shares of the Series A Preferred Stock shall rank (1) prior to the Common Stock and prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holders obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Series A
                                               ---- -----
Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (2)
                                                        -----------------
pari passu with any class or series of capital stock of the Company hereafter
---- -----
created with the consent of the Holders obtained in accordance with Article X hereof and specifically ranking, by its terms, on parity with the Series A Preferred Stock (the "Pari Passu Securities"); and (3) junior to any class or
                      ---- ----- ----------
series of capital stock of the Company hereafter created with the consent of the Holders obtained in accordance with Article X hereof and specifically ranking, by its terms, senior to the Series A Preferred Stock (the "Senior Securities");
                                                           -----------------
in each case as to dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

                          VII.  LIQUIDATION PREFERENCE

     A.   Liquidation of the Company.  If a Bankruptcy Event shall occur and, on
          --------------------------
account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation
                                                                  -----------
Event"), no distribution shall be made to the holders of any shares of capital
-----
stock of the Company (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be
                                              ---- -----
insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Series A Preferred Stock and the Pari Passu
                                                                   ---- -----
Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

     B.   Definition of Liquidation Preference.  The "Liquidation Preference"
          ------------------------------------        ----------------------
with respect to a share of Series A Preferred Stock means an amount equal to the Stated Value thereof plus the accrued but unpaid dividends and other amounts unpaid hereunder, including without limitation, Redemption Payments, Conversion Default Payments with respect thereto plus any other amounts that may be due from the Company with respect thereto through the date of final distribution.

     C.   Notice.  The Company shall notify each Holder of Series A Preferred
          ------
Stock at the facsimile number of such Holder appearing in the Company's register for the Series A Preferred Stock (1) at least ten (10) Business Days prior to any Liquidation Event (other than a Bankruptcy Event described in subclauses
(iii) or (vii) of the definition of Bankruptcy Event), provided that such
                                                       --------
information shall be made known to the public prior to or in conjunction with such notice being provided to the Holders of Series A Preferred Stock; (2) not more than three (3) days after a Bankruptcy Event described in subclauses (iii) and (vii) of the definition of Bankruptcy Event, provided that such information shall be known to the public in conjunction with such notice being provided to the Holders of series A Preferred Stock.


                  VIII.  ADJUSTMENTS TO THE CONVERSION PRICE;
                              CERTAIN PROTECTIONS

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A.   Stock Splits, Stock Dividends, Etc.  If at any time on or after the
          -----------------------------------
Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Conversion Price shall be proportionately adjusted, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately adjusted. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

     B.   [Intentionally Deleted]

     C.   Major Transactions. If the Company shall with the approval of its
          ------------------
Board of Directors consolidate or merge with any other corporation or entity (other than a consolidation or merger in which the Company is the surviving or continuing entity and its capital stock is unchanged in such transaction (except for issuances which do not exceed twenty percent (20%) of the Common Stock)), or there shall occur any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property or any other such reclassification or change of the outstanding shares of Common Stock or the Company shall sell all or substantially all of its assets (each of the foregoing being a "Major Transaction"), then each Holder shall thereafter be
                   -----------------
entitled to, at its option, either (1) in the event that the Common Stock remains outstanding or holders of Common Stock receive any common stock or substantially similar equity interest, in each of the foregoing cases which is publicly traded, retain its Series A Preferred Stock and such Series A Preferred Stock shall continue to apply to such Common Stock or shall apply, as nearly as practicable, to such other common stock or equity interest, as the case may be, provided, that, if any Holder exercises its option under this clause (1), the Company shall have the right, to be exercised no later than the closing of the Major Transaction, to redeem all, but not less than all, of such Holder's Series A Preferred Stock for cash in an amount equal to one hundred fifteen percent (115%) of the sum of the Stated Value of such shares plus all accrued and unpaid dividends with respect to such shares, or (2) regardless of whether (1) applies, receive consideration, in exchange for each share of Series A Preferred Stock held by it, equal to the number of shares of stock or securities or property of the Company, or of the entity resulting from such Major Transaction (the "Major
                                                                          -----
Transaction Consideration"), to which a holder of the number of shares of Common
-------------------------
Stock delivered upon conversion of such shares of Series A Preferred Stock would have been entitled upon such Major Transaction had the Holder exercised its right of conversion (without regard to any limitations on conversion herein or elsewhere contained) on the Business Day immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of the consummation of such Major Transaction no sooner than ten (10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major
  ---------------------------
Transaction shall be deemed to have been delivered one (1) Business Day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction

Consideration which such Holder would receive under this Section. If the cash portion of Major Transaction Consideration does not consist entirely of United States currency, such Holder may elect to receive United States currency in an amount equal to the value of the Major Transaction Consideration denominated in a foreign currency in lieu thereof by delivering notice of such election to the Company within five (5) days of the Holder's receipt of the Notice of Major Transaction.

     D.   Adjustment Due to Distribution. If the Company shall declare or make
          ------------------------------
any distribution of its assets (or rights to acquire its assets) to holders of any class of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary) (a "Distribution") at any time after the date hereof, then the
                  ------------
Holders will be entitled to receive, upon the terms applicable to such Distribution, the amount of such assets (or rights) which each Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for determining shareholders entitled to such Distribution, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined to be entitled to such Distribution.

     E.   1.   Issuance of Common Stock at a Price below the Conversion Price.
               --------------------------------------------------------------
Except as otherwise provided in Sections VIII.A and VIII.C, if, at any time prior to the first anniversary of the Closing, the Company issues or sells, or in accordance with Section VIII.E is deemed to have issued or sold, any shares of Common Stock for no consideration or for a consideration per share less than the then current Conversion Price, then effective immediately upon such issuance, the Conversion Price will be adjusted to be equal to the consideration per share received, or deemed to be received pursuant to this Section VIII.E, in such issuance.

          2.   Issuance of Common Stock at a Price below the Average Market
               ------------------------------------------------------------
Price.  Except as otherwise provided in Sections VIII.A, VIII.C or VIII.E (1),
-----
if, at any time after the Closing Date, the Company issues or sells, or in accordance with Section XI.E is deemed to have issued or sold any shares of Common Stock for no consideration or for a consideration per share less than the then current Average Market Price (a "Dilutive Issuance"), then effective
                                      -----------------
immediately upon the Dilutive Issuance, the Conversion Price will be adjusted in accordance with the following formula:





                   E' = (E) (O + P/M) / (CSDO)

                   where:

                   E'  =    the adjusted Conversion Price
                   E   =    the then current Conversion Price;
                   M   =    the then current Average Market Price;

               O   =    the number of shares of Common Stock
                        outstanding immediately prior to the Dilutive
                        Issuance;

               P   =    the aggregate consideration, calculated as
                        set forth in Section E(2) hereof, received by the Company upon such Dilutive Issuance; and

               CSDO = the total number of shares of Common Stock Deemed Outstanding (as herein defined) immediately after the Dilutive Issuance.


           3.  Effect on Conversion Price of Certain Events.  For purposes of
               --------------------------------------------
determining the adjusted Conversion Price under Section VIII.E(1) or VIII.E(2) hereof, the following will be applicable:

               a.    Issuance of Rights or Options. If the Company in any manner
                     ------------------------------
issues or grants any warrants, rights or options, whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities exercisable, convertible into or exchangeable for Common Stock ("Convertible
                                                                 -----------
Securities"), but not to include the grant or exercise of any stock or options
----------
which may hereafter be granted or exercised under any employee or director benefit plan of the Company now existing or to be implemented in the future (so long as the issuance of such stock or options is approved by a committee of independent directors of the Company) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as "Options"), and the price per share for which Common Stock is issuable upon the
 -------
exercise of such Options is less than the Average Market Price on the date of issuance ("Below Market Options"), then the maximum total number of shares of
           -------------------
Common Stock issuable upon the exercise of all such Below Market Options (assuming full exercise, conversion or exchange of Convertible Securities, if applicable) will, as of the date of the issuance or grant of such Below Market Options, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For purposes of the preceding sentence, the price per share for which Common Stock is issuable upon the exercise of such Below Market Options is determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the issuance or granting of such Below Market Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of all such Below Market Options, plus, in the case of Convertible Securities issuable upon the exercise of such Below Market Options, the minimum aggregate amount of additional consideration payable upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Below Market Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Below Market Options or upon the exercise, conversion or exchange of Convertible Securities issuable upon exercise of such Below Market Options.

               b.   Issuance of Convertible Securities.
                    ----------------------------------

                    (I) If the Company in any manner issues or sells any Convertible Securities, whether or not immediately convertible (other than where the same are issuable upon the exercise of Options) and the price per share for which Common Stock is issuable upon such exercise, conversion or exchange (as determined pursuant to Section VIII.E(3)(b)(II) if applicable) is less than the Average Market Price on the date of issuance, then the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities will, as of the date of the issuance of such Convertible Securities, be deemed to be outstanding and to have been issued and sold by the Company for such price per share. For the purposes of the preceding sentence, the price per share for which Common Stock is issuable upon such exercise, conversion or exchange is determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange thereof at the time such Convertible Securities first become exercisable, convertible or exchangeable by (y) the maximum total number of shares of Common Stock issuable upon the exercise, conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuances of such Common Stock upon exercise, conversion or exchange of such Convertible Securities.



                    (II) If the Company in any manner issues or sells any Convertible Securities with a fluctuating conversion or exercise price or exchange ratio (a "Variable Rate Convertible Security"), then the price per
                   ----------------------------------
share for which Common Stock is issuable upon such exercise, conversion or exchange for purposes of the calculation contemplated by Section VIII.E(3)(b)(I) shall be deemed to be the lowest price per share which would be applicable assuming that (x) all holding period and other conditions to any discounts contained in such Convertible Security have been satisfied, and (y) the Average Market Price on the date of issuance of such Convertible Security was seventy-five percent (75%) of the Average Market Price on such date (the "Assumed
                                                                  -------
Variable Market Price").
----------------------

               c.   Change in Option Price or Conversion Rate.  Except for the
                    -----------------------------------------
grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a committee of independent directors of the Company, if there is a change at any time in (I) the amount of additional consideration payable to the Company upon the exercise of any Options; (II) the amount of additional consideration, if any, payable to the Company upon the exercise, conversion or exchange or any Convertible Securities; or (III) the rate at which any Convertible Securities are convertible into or exchangeable for Common

Stock (other than under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such change will be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

               d.   Treatment of Expired Options and Unexercised Convertible
                    --------------------------------------------------------
Securities.  If, in any case, the total number of shares of Common Stock
----------
issuable upon exercise of any Options or upon exercise, conversion or exchange of any Convertible Securities is not, in fact, issued and the rights to exercise such option or to exercise, convert or exchange such Convertible Securities shall have expired or terminated, the Conversion Price then in effect will be readjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Options or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination (other than in respect of the actual number of shares of Common Stock issued upon exercise or conversion thereof), never been issued.

               e.   Calculation of Consideration Received.  If any Common Stock,
                    -------------------------------------
Options or Convertible Securities are issued, granted or sold for cash, the consideration received therefor for purposes of this Certificate of Designations will be the amount received by the Company therefor, before deduction of reasonable commissions, underwriting discounts or allowances or other reasonable expenses paid or incurred by the Company in connection with such issuance, grant or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration part or all of which shall be other than cash, the amount of the consideration other than cash received by the Company will be the fair market value of such consideration except where such consideration consists of freely-tradable securities, in which case the amount of consideration received by the Company will be the Average Market Price thereof as of the date of receipt. In case any Common Stock, Options or Convertible Securities are issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor will be deemed to be the fair market value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair market value of any consideration other than cash or securities will be determined in the good faith reasonable business judgment of the Board of Directors. Notwithstanding anything else herein to the contrary, if Common Stock, Options or Convertible Securities are issued, granted or sold in conjunction with each other as part of a single transaction, the amount of consideration deemed to be received by the Company therefore will be reduced by the fair value of any such Securities which were issued, granted or sold for no material consideration.

               f.   Exceptions to Adjustment of Conversion Price.  No adjustment
                    --------------------------------------------
to the Conversion Price will be made (I) upon the exercise of any warrants, options or convertible securities issued and outstanding on the date hereof in accordance with the terms of such securities as of such date; (II) upon the grant or exercise of any stock or options which may hereafter be granted or exercised under any employee or Director benefit plan of the Company now existing or to be implemented in the future, so long as the issuance of such stock or options is approved by a committee of independent directors of the Company; (III) upon the issuance of the Conversion Shares (as defined in the Securities Purchase Agreement) or the Warrant Shares in accordance with terms of the Securities Purchase Agreement;
(IV) upon the exercise of the Common Stock Warrant and conversion of the Series A Preferred Stock; (V) upon the issuance of securities to strategic investors for consideration other than cash, publicly-traded securities or securities convertible into or exchangeable or exercisable for publicly-traded securities; or (VI) upon the issuance of securities in connection with the acquisition of a business pursuant to an asset purchase, securities purchase, merger or similar transaction.

     F.   Issuance of Other Securities.  If, at any time after the Closing Date,
          ----------------------------
the Company shall issue any securities which are convertible into or exchangeable for Common Stock ("Convertible Securities") either (1) at a
                                ----------------------
conversion or exchange rate based on a discount from the Average Market Price of the Common Stock at the time of conversion or exercise or (2) with a fixed conversion or exercise price less than the Conversion Price, then, at the Holder's option: (a) in the case of clause (1), the Conversion Price shall be calculated utilizing the greatest discount applicable to any such Convertible Securities; and (b) in the case of clause (2), the Conversion Price shall be reduced to such lesser conversion or exercise price. If the Company shall issue any Convertible Securities that are convertible into or exchangeable for shares of Common Stock on a basis different from that of the Series A Preferred Stock, the Holder may elect that the provisions of this Certificate of Designations be revised to incorporate such different provisions with respect to conversion or exchange, subject to the limitations of Section IV.G hereof; provided, however,
                                                             --------  -------
such Holder may not select provisions on a non-integrated basis which would have an inequitable result on the intent of this provision.

     G.   Purchase Rights.  If the Company issues any Convertible Securities or
          ---------------
rights to purchase stock, warrants, securities or other property (the "Purchase
                                                                       --------
Rights") pro rata to the record holders of any class of Common Stock, then the
------
Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which each Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of its Series A Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grants, issue or sale of such Purchase Rights.

     H.   Special Adjustment.  If the Company takes any actions (including under
          ------------------
or by virtue of this Article VIII) which would have a dilutive effect on the Holder (including by virtue of the issuance of securities at less than fair market value) or which would materially and adversely affect the Holder with respect to its investment in the Series A Preferred Stock, and if the provisions of this Article VIII are not strictly applicable to such actions or, if applicable to such actions, would not operate to equitably protect the

Holder against such actions, then the Company shall promptly upon notice from a Holder appoint its independent certified public accountants to determine as promptly as practicable an appropriate adjustment to the terms hereof, including without limitation adjustments to the Conversion Price, or another appropriate action to so equitably protect such Holder and prevent any such dilution and any such material adverse effect, as the case may be. Following such determination, the Company shall forthwith make the adjustments or take the other actions described therein.

     I.   Notices of Adjustment.  Upon the occurrence of each adjustment or
          ---------------------
readjustment pursuant to this Article VIII, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (1) such adjustment or readjustment, (2) the Conversion Price at the time in effect and (3) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of Series A Preferred Stock.



                                IX.  REDEMPTION

     A.   Redemption at Maturity.  The Company shall redeem all shares of Series
          ----------------------
A Preferred Stock outstanding on the day that is thirty (30) months after the Closing Date (the "Maturity Date") for an amount per share equal to the Stated
                   -------------
Amount plus any accrued and unpaid dividends thereon and, if applicable, any accrued and unpaid Conversion Default Payments (the "Redemption Payment").
                                                     ------------------

     B.   Insufficient Funds.  If the funds of the Company legally available for
          ------------------
the redemption of shares of Series A Preferred Stock pursuant to this Section IX are insufficient to redeem all of shares of Series A Preferred Stock on the Maturity Date as provided in Section IX.A, then those funds legally available for such purpose shall be used to redeem the number of shares of Series A Preferred Stock which may be redeemed. The Holders shall participate in any such partial redemption pro rata according to the number of such shares held by
                        --- ----
them.

     C.   Failure to Redeem.  In the event that the limitations set forth above
          -----------------
in Section IX.B prevent the redemption of all of the Series A Preferred Stock on the Maturity Date, any unredeemed Series A Preferred Stock shall be redeemed as set forth in Section IX.A as soon as additional funds become legally available for redemption of Series A Preferred Stock. Until the Redemption Price for a share of Series A Preferred Stock has been paid to the registered Holder thereof in full, such share of Series A Preferred shall continue to be outstanding and governed by all of the terms of this Certificate of Designations and such share shall continue to accrue dividends at the rate provided in Section III.A and shall remain fully convertible in accordance with this Certificate of Designations.

     D.   Redemption Notice.  Ten (10) days prior to the Maturity Date (for this
          -----------------
purpose, Maturity Date shall include the date that shares of previously unredeemed Series A Preferred Stock can be redeemed in accordance with Section IX.C), the Company shall deliver (by fax or otherwise) written notice (the "Redemption Notice"), to each Holder; provided, however, that the Company's
------------------                    -------------------
failure to give such Redemption Notice shall in no way affects its obligation to redeem the Series A Preferred Stock as provided in Section IX.A hereof. The Redemption Notice shall contain the following information: (i) the number of shares of Preferred Stock held by the Holder that shall be redeemed by the Company on the Maturity Date pursuant to the provisions of Section IX.A or IX.C;
(ii) the Maturity Date; and (iii) the address at which the Holder shall surrender to the Company its certificate or certificates representing shares of Series A Preferred Stock to be redeemed.

     Each Holder of shares of Series A Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares to the Company at the place specified in the Redemption Notice no later than two (2) Business Days after the Maturity Date (provided that failure to surrender a
                                       --------
stock certificate shall not prevent the redemption of the underlying stock); and thereupon the applicable Redemption Price for such shares as set forth in this
Section IX.A shall be paid to the order of the person whose name appears on such certificates. Each surrendered certificate shall be cancelled and retired.


                               X.  VOTING RIGHTS

     A. The holders of Series A Preferred Stock shall have no voting power except as otherwise provided by applicable law including but not limited to the Delaware General Corporation Law and as expressly provided in this Certificate of Designations.

     B. The Company shall provide each Holder with prior notification of any meeting of the stockholders (and copies of proxy materials and all other information sent to stockholders). If the Company takes a record of its stockholders for the purpose of determining stockholders entitled to (1) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (2) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Company, the Company shall fax a notice to each Holder, at least ten (10) days prior to the record date specified therein (or ten (10) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

     C. To the extent that under applicable law the vote of the Holders, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of a Supermajority of the then outstanding shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Holders of a Supermajority of the then outstanding shares of the Series A Preferred Stock (except as otherwise may be required by applicable law) shall constitute the approval of such action by the class or series. To the extent that under applicable law Holders are required to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (without giving effect to any limitation on conversion with respect thereto) using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is calculated.


                          XI.  PROTECTION PROVISIONS

     The Company shall not, without first obtaining the approval of Holders of a Supermajority of the then outstanding Series A Preferred Stock: (1) alter or change the terms of the Series A Preferred Stock; (2) alter or change the terms of any capital stock of the Company so as to affect adversely the Series A Preferred Stock; (3) create or issue any Senior Securities; (4) create or issue any Pari Passu Securities; (5) increase the authorized number of shares of
    ---- -----
Series A Preferred Stock; (6) redeem, or declare or pay any dividend or distribution on any Junior Securities; (7) redeem any capital stock of the Company other than Series A Preferred Stock as permitted or required by this Certificate of Designations; (8) do any act or thing not authorized or contemplated by this Certificate of Designations which would result in any taxation with respect to the Series A Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended (or otherwise suffer to exist any taxation as a result of such section or provision); or (9) sell or otherwise transfer all or substantially all of the assets of the Company (other than in the ordinary course of business). The Company shall not issue additional shares of Series A Preferred Stock except to effect the purchase and sale to the Purchasers in accordance with the Securities Purchase Agreement.


                              XII.  MISCELLANEOUS

     A.   Cancellation of Series A Preferred Stock.  If any shares of Series A
          ----------------------------------------
Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series A Preferred Stock.

     B.   Lost or Stolen Certificates.  Upon receipt by the Company of (1)
          ---------------------------
evidence of the loss, theft, destruction or mutilation of any Series A Preferred Stock Certificate(s) and (2) (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (b) in the case of mutilation, upon surrender and cancellation of the Series A Preferred Stock Certificate(s), the Company shall execute and deliver new Series A Preferred Stock Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost or stolen Series A Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert all of such Series A Preferred Stock.

     C.   Reservation of Shares.  The Company shall at all times reserve and
          ---------------------
keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the full conversion of all shares of Preferred Stock and payment in shares of Common Stock of all accrued and unpaid dividends on shares of Preferred Stock.

     D.   Allocation of Exchange Cap.  To the extent that the Exchange Cap would
          --------------------------
limit the issuance of Common Stock pursuant to the conversion of the Series A Preferred Stock and/or upon the exercise of the Common Stock Warrant(s), the shares issuable shall be allocated pro rata to the Holders of the Series A
                                   --- ----
Preferred Stock and the holders of Common Stock Warrant(s) who would be entitled to receive shares of Common Stock in the same proportion as the aggregate number of such shares issuable to such Holder (without reference to the Exchange Cap) bear to all such shares issued to all Holders of Series A Preferred Stock and all holders of Common Stock Warrant(s) (without reference to the Exchange Cap).

     E.   Payment of Cash; Defaults.  Whenever the Company is required to make
          -------------------------
any cash payment to a Holder under this Certificate of Designations (as a dividend, Conversion Default Payment or otherwise), such cash payment shall be made to the Holder by the method ( by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due (any such amount not paid when due being a "Default Amount") such Holder shall thereafter be entitled to interest on the
 --------------
unpaid amount at a per annum rate equal to the lower of twelve percent (12%) and the highest interest rate permitted by applicable law until such amount is paid in full to the Holder.

     F.   Status as Stockholder.  Upon submission of a Notice of Conversion by a
          ---------------------
Holder and the occurrence of the Conversion Date with respect thereto, or upon the Effective Time of the Mandatory Conversion, the shares covered thereby shall be deemed converted into shares of Common Stock and the Holder's rights as a Holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Certificate of Designations. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the second (2nd) Business Day after the expiration of the

Delivery Period with respect to a Notice of Conversion of Series A Preferred Stock for any reason, or prior to the second (2nd) Business Day after the Effective Time of the Mandatory Conversion Notice in the case of a Mandatory Conversion at the Company's Election or on or prior to the second (2nd) Business Day after the Maturity Date, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock) the Holder shall regain the rights of a holder of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock and in the case of a Holder's Notice of Conversion the Company shall, as soon as practicable, return such unconverted shares to the Holder. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (1) the right to receive Conversion Default Payments pursuant to Section V.A to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (2) the right with respect to conversions in accordance with Section XII.F, to the extent applicable) for the Company's failure to convert Series A Preferred Stock. Upon receipt of the aggregate Redemption Payment for the shares of Series A Preferred Stock covered by a Redemption Notice, the shares covered thereby shall be redeemed and the Holder's rights as a Holder of such redeemed shares shall cease and terminate.

     G.   Remedies, Characterizations, Other Obligations, Breaches and
          ------------------------------------------------------------
Injunctive Relief.  The remedies provided in this Certificate of Designations
-----------------
shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to actual damages for any failure by the Company to comply with the terms of this Certificate of Designations (including, without limitation, damages incurred to effect "cover" of shares of Common Stock anticipated to be received upon a conversion hereunder but not received in accordance with the terms hereof). The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as fully consistent with the express terms hereof. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     H.   Specific Shall Not Limit General; Construction.  No specific provision
          ----------------------------------------------
contained in this Certificate of Designations shall limit or modify any more general provision contained herein. As used herein, the word "including" shall be deemed to mean "including, without limitation." This Certificate of Designations shall be deemed to be jointly drafted by the Company and the Purchaser(s) and shall not be construed against any person as the drafter hereof.

     I.   Failure or Indulgence Not Waiver.  No failure or delay on the part of
          --------------------------------
a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     J.   Ratable Payments.  All payments and prepayments made by the Company
          ----------------
with respect to the Series A Preferred Stock shall be made ratably among all Holders of Series A Preferred Stock in accordance with the Stated Value of such Series A Preferred Stock.


                    [REMAINDER OF PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the undersigned authorized officer has executed this Certificate the 11th day of August, 2000.

                                VOXWARE, INC.


                                By: /s/ Bathsheba J. Malsheen
                                    -------------------------
                                Name:   Bathsheba J. Malsheen
                                Title:  President and Chief Executive Officer

EXHIBIT A
---------
to Certificate of Designations Preferred and Rights of Series A Convertible Preferred Stock

To:  Voxware Inc.
     Lawrenceville Office Park
     P.O. Box 5363
     Princeton, NJ  08543

     168 Franklin Corner Road
     Suite 3
     Lawrenceville, NJ  08648
     Tel. No.: 609-514-4100
     Fax No.: 609-514-4101

                             NOTICE OF CONVERSION

The undersigned hereby elects to convert (the "Conversion") the Stated Value of
                                               ----------
the  Series A Preferred Stock (the "Series A Preferred Stock") set forth below,
                                    ------------------------
[plus all accrued and unpaid dividends relating thereto and/or all Conversion Defaults with respect thereto] (each defined term used but not defined in this notice shall have the meaning assigned to it in the Designations, Preferences and Rights of Series A Convertible Preferred Stock of VOXWARE, INC. (the "Certificate of Designations")), into shares of common stock ("Common Stock") of
 ---------------------------                                   ------------
VOXWARE, INC. (the "Company") according to the conditions of the Certificate of
                    -------
Designations, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion except as provided herein. The undersigned hereby elects to have all accrued and unpaid dividends on the Shares of Series A Preferred Stock to which this notice relates paid in _________ [Insert cash or Common Stock; in the absence of a specification, dividends shall be paid in Common Stock]

The undersigned covenants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of this Series A Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption
                                             ---
from registration under the Act.

In the event of partial exercise, please reissue an appropriate certificate for the balance of shares of Series A Preferred Stock which shall not have been converted.

                    Date of Conversion: __________________________________
                    Applicable Conversion Price:__________________________
                    Stated Value of Series A Preferred Stock__$1,000
                                                            --------------
                    Number of Shares of Common Stock
                    to be issued upon conversion: ________________________

                              Signature: _______________________________

                              Name: ____________________________________

                              Address: _________________________________

                              Fax Number (for confirmation): ___________

                           CERTIFICATE OF AMENDMENT
                                      OF
                     DESIGNATIONS, PREFERENCES AND RIGHTS
                                      OF
                     SERIES A CONVERTIBLE PREFERRED STOCK
                                      OF
                                 VOXWARE, INC.


     Voxware, Inc., a Delaware corporation (the "Corporation"), certifies that
                                                 -----------
in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the "DGCL"), the Board of Directors of the Corporation
                               ----
by written consent dated as of August 15, 2000, duly adopted the following resolutions, which resolutions remain in full force and effect on the date hereof:

     FIRST: That by unanimous written consent pursuant to Section 141 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted resolutions setting forth the proposed amendments of the Certificate of the Designations, Preferences and Rights (the "Certificate of Designations") of the Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), of said corporation, declaring said amendments to be advisable. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that the Certificate of the Designations of this Corporation be amended by restating the definition of "Exchange Cap" in Section II thereof to read in its entirety as follows:

            "Exchange Cap" means 2,850,413 shares of Common Stock."
             ------------

     RESOLVED, that the Certificate of the Designations of this Corporation be amended by restating the definition of "Fixed Conversion Price" of Section II thereof to read in its entirety as follows:

            "Fixed Conversion Price" means, with respect to any applicable
             ----------------------
            Conversion Date, $3.025 which is the lesser of (i) one hundred and ten percent (110%) of the Market Price per share of Common Stock as of the Closing Date, or (ii) $5.00."

     SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

     IN WITNESS WHEREOF, the undersigned have signed this Certificate the 15/th/ day of August 2000, and affirm, under penalties of perjury that the Certificate is the act and deed of the Corporation and the facts stated herein are true.


                                   VOXWARE, INC.


                                   By: /s/ Bathsheba J. Malsheen
                                       -------------------------
                                   Name:   Bathsheba J. Malsheen
                                   Title:  President and Chief Executive Officer

                                       2